UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2019

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor,

Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TCRD	NASDAQ Global Select Market
6.75% Senior Notes due 2022	TCRZ	The New York Stock Exchange
6.125% Senior Notes due 2023	TCRW	The New York Stock Exchange

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On December 8, 2019, THL Credit Advisors LLC, the investment adviser to the Company (the “Adviser”), and First Eagle Investment Management, LLC (“First Eagle”) issued a joint press release announcing that they have entered into a definitive agreement, whereby a newly formed subsidiary of First Eagle has agreed, subject to the satisfaction of the closing conditions, to merge with and into the Adviser, with the Adviser as the surviving company (the “Transaction”). Upon consummation of the Transaction, all key personnel of the Adviser who are involved in the management of THL Credit, Inc. (“the Company”) are expected to continue to serve in the same role(s) with respect to the Company. In connection with the Transaction, First Eagle and certain other equityholders of the Adviser (the “Adviser Equityholders”) have agreed, subject to the satisfaction of certain conditions, to purchase a combined amount of up to $40 million of newly issued common stock of the Company at the net asset value per share determined as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays) in one or more primary issuances. There is no guarantee that First Eagle and the Adviser Equityholders will make such purchases and, if such purchases occur, they may take place before, or be conditioned upon, the outcome of the vote of the stockholders on the New Advisory Agreement (as defined below).

The consummation of the Transaction is expected to occur in the first quarter of 2020, subject to regulatory approvals and other customary closing conditions. If the Transaction is consummated, the Transaction will cause a change of control of the Adviser and will result in an assignment of the current investment advisory agreement between the Company and the Adviser under the Investment Company Act of 1940, as amended (the “1940 Act”), and that contract would terminate automatically by its terms. Because the current investment advisory agreement will terminate upon completion of the Transaction, the stockholders of the Company will be asked to approve (“Stockholder Approval”) a new investment advisory agreement (the “New Advisory Agreement”) between the Company and the Adviser. It is expected that all material terms of the New Advisory Agreement will remain unchanged from the material terms of the current investment advisory agreement. Obtaining approval from the Company’s stockholders of the New Advisory Agreement is not a condition to closing the Transaction. In the event that the Company does not receive stockholder approval of the New Advisory Agreement prior to consummation of the Transaction, the Adviser would seek to continue to serve as the Company’s investment adviser while the Company seeks approval of the New Advisory Agreement under an interim investment advisory agreement that includes substantially the same terms as the current investment advisory agreement and otherwise meets the requirements of Rule 15a-4 under the 1940 Act, including the escrowing of advisory fees pending shareholder approval of the New Advisory Agreement. If the Company’s stockholders do not approve the New Advisory Agreement prior to the termination of an interim investment advisory agreement, which will occur 150 days after the termination of the current investment advisory agreement, the Adviser will receive the lesser of any costs incurred in performing the interim investment advisory agreement (plus interest earned on that amount while in escrow); or the total amount in the escrow account (plus interest earned). Furthermore, if the Company’s stockholders do not approve the New Advisory Agreement prior to the termination of an interim investment advisory agreement, the Adviser may no longer be able to serve as the investment adviser for the Company upon the expiration of the interim investment advisory agreement, and the Company’s Board of Directors will consider other possible courses of action for the Company, including possibly pursuing exemptive relief from the Securities and Exchange Commission (the “SEC”) to permit the Adviser to continue serving as investment adviser or liquidating the Company.

Additional Information about the Transaction and Where to Find It

In connection with the Stockholder Approval, the Company intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders are urged to read the proxy statement and any other documents filed with the SEC if and when such documents become available because they will contain important information about the Company and the Stockholder Approval. The proxy statement, if and when available, will be mailed to stockholders of the Company entitled to vote on the matters to be submitted for their approval in connection with the Stockholder Approval. Investors and security holders will be able to obtain free copies of the proxy statement and any other relevant documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov, or can be obtained free of charge at the Company’s website (www.THLCreditBDC.com), or by writing to th Company at 100 Federal Street, 31st Floor, Boston, MA 02110, Attention: Corporate Secretary.

Participants in Solicitation Relating to the Stockholder Approval

The Company, the Adviser, THL and First Eagle and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the matters to be submitted to the stockholders of the Company for their approval in connection with the Stockholder Approval. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on May 3, 2019. Additional information regarding the interests of such potential participants would be included in the proxy statement and other relevant documents filed with the SEC in connection with the Transaction when they become available. These documents are available free of charge using the sources indicated above.

No Offer or Solicitation

This Current Report is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this Current Report is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in the Company or in any fund or other investment vehicle.

Forward-Looking Statements

This document contains forward-looking information related to the Company and the proposed transaction that are based on current expectations, estimates, forecasts, opinions and beliefs, and may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “target,” “estimate,” “intend,” “continue,” or “believe,” or the negatives thereof or other variations thereon or comparable terminology. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or forecasted in the forward-looking information or statements. Such factors that could cause actual results to differ include, but are not limited to, the following: (i) the failure to consummate, or a delay in consummating, the proposed transaction or the inability or a delay in receiving the Stockholder Approval, (ii) that the proposed transaction may disrupt current plans and operations of the Company and (iii) the risks discussed in the Company’s public filings with the SEC, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. All such forward-looking statements speak only as of the date they are made. Except as required by law or regulation, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: December 9, 2019	By:	/s/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer